UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2007

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California 95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 8, 2007, Symmetricom, Inc. (“Symmetricom” or the “Company”) issued a press release, which sets forth updates to its results of operations for the quarter and nine months ended March 31, 2007.  These updates are a result of a correction of the income tax provision for the liquidation of QoSmetrics S.A. and QoSmetrics, Inc., as described below under Item 4.02 of this Current Report on Form 8-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

Symmetricom, Inc. today announced that the Audit Committee of its Board of Directors, following a review by and on the recommendation of management, concluded that Symmetricom’s financial statements for the quarter and nine months ended March 31, 2007 could no longer be relied upon due to an error in accounting for income taxes related to the liquidations of QoSmetrics, S.A. and QoSmetrics, Inc.   This error in the income tax provision resulted from the Company’s previous treatment of the third quarter liquidations of QoSmetrics, S.A. and QoSmetrics, Inc., which were acquired on January 2, 2007, as an adjustment to purchase accounting.  We have now determined that the liquidations are separate events from the purchase and a tax expense related to the liquidations should have been recorded for the quarter and nine months ended March 31, 2007.  Such expense primarily resulted in a reduction of the allocable goodwill.

As a result of this determination, the tax provision was understated and net income was overstated by approximately $3.4 million for the quarter and nine months ended March 31, 2007.  Symmetricom anticipates that this correction will result in a reduction from the previously reported earnings per share on a fully-diluted basis of $0.04 to a loss per share of $0.04 per share for the quarter ended March 31, 2007 and a decrease in earnings per share from $0.18 to $0.10 per share for the nine months ended March 31, 2007.

The correction affected Symmetricom’s financial statements for the quarter and nine months ended March 31, 2007 and did not affect the financial statements for any other period.  Symmetricom intends to file an amendment to its previously filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 on Form 10-Q/A, including the restated financial statements, before the deadline for filing its Annual Report on Form 10-K for the year ended June 30, 2007.

The Company’s management and Audit Committee have discussed the matters described in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

This Current Report on Form 8-K contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. The currently anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis of the impact of the accounting error. Forward-looking statements are made as of the date of this Current Report on Form 8-K and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

The following exhibit is filed with this Form 8-K:

99.1 Press Release dated August 8, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	By:	/s/ WILLIAM SLATER
William Slater
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary

3